================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): OCTOBER 22, 2003

                            WESCO INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                        Commission file number 001-14989

              DELAWARE                                    25-1723342
   (State or other jurisdiction                (IRS Employer Identification No.)
 of incorporation or organization)

      225 WEST STATION SQUARE DRIVE
                SUITE 700
     PITTSBURGH, PENNSYLVANIA 15219                     (412) 454-2200
(Address of principal executive offices)        (Registrant's telephone number,
                                                      including area code)


                                       N/A
          (Former name or former address, if changed since last report)


================================================================================

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         The information in this Current Report is being furnished and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

         On October 22, 2003, WESCO International, Inc. issued a press release announcing its earnings for the third quarter of 2003. A copy of the press release is attached hereto.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


               October 22, 2003         WESCO International, Inc.
             -------------------        -------------------------------------
                   (Date)


                                        /s/ Stephen A. Van Oss
                                        -------------------------------------
                                        Stephen A. Van Oss
                                        Vice President, Chief Financial Officer

NEWS RELEASE
-------------------------------------------------------------------------------
WESCO International, Inc. / Suite 700, 225 West Station Square Drive
 / Pittsburgh, PA  15219


                        WESCO INTERNATIONAL, INC. REPORTS
                       FISCAL 2003 THIRD QUARTER RESULTS -
                           IMPROVED OPERATING PROFITS


              Contact: Stephen A. Van Oss, Chief Financial Officer
          WESCO International, Inc. (412) 454-2271, Fax: (412) 454-2477
                            http://www.wescodist.com


         Pittsburgh, PA, October 22, 2003 - WESCO International, Inc. [NYSE:WCC], a leading provider of electrical MRO products, construction materials, and advanced integrated supply procurement outsourcing services, today announced its 2003 third quarter financial results.

         Net sales for the third quarter of 2003 were $825.6 million versus $852.9 million in 2002, a decline of 3.2%. Gross margins for the quarter improved to 18.6% versus 17.2% for the comparable quarter in 2002. Last year's gross margin results included a $5.2 million charge to establish inventory reserves for specialty inventory related to customers in the telecommunication industry and the Middle East. Operating income for the current quarter totaled $23.9 million versus $18.3 million in last year's comparable quarter, an improvement of 30.6%. Depreciation and amortization included in operating income was $5.1 million in 2003's third quarter versus $5.0 million in 2002. Net income in 2003's third quarter was $8.4 million versus $9.0 million in the comparable 2002 quarter. Included in 2003's net results is a $0.5 million non-cash charge ($0.01 per share) related to a Company-initiated amendment reducing the size of the Company's revolving credit facility. Last year's net results included a $5.3 million net benefit ($0.11 per share) from the reversal of income tax contingency accruals. Earnings per share in the current quarter were $0.18 per share versus $0.19 per share in 2002.

         Net sales for the nine months ended September 30, 2003 were $2,436.6 million versus $2,510.3 million in last year's comparable period, a 2.9% decline. Gross margins in the current nine-month period were 18.5% versus 17.6% last year and operating income totaled $61.3 million versus $58.4 million last year. Depreciation and amortization included in operating income was $15.4 million versus $14.6 million last year. Net income for the 2003 year-to-date period was $20.6 million versus $18.4 million last year, while diluted earnings per share were $0.44 per share in 2003 versus $0.39 per share in 2002.

         During the third quarter, the Company adopted the measurement provisions of SFAS #123, "Accounting for Stock-Based Compensation" on a prospective basis in accordance with SFAS #148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of SFAS #123". Consequently, the quarter results include $0.2 million net charge to recognize a pro rata portion of the fair value of stock options issued to employees and directors of the Company during the third quarter ended September 30, 2003.

         Stephen A. Van Oss, Vice President and Chief Financial Officer, stated, "Our focus on margin expansion and quality of business initiatives are delivering improved operating results. Operating income for the quarter at $23.9 million was the highest since the third quarter of 2001 on lower sales. Our cash flow generation continues to be strong. Cash flow generated in the quarter was utilized to reduce total indebtedness (including our accounts receivable securitization program), net of cash, by $34.8 million to $607.3 million as of September 30, 2003. For the year, total indebtedness, net of cash, has been reduced by $81.1 million."

         Mr. Van Oss, continued, "During the last two years, the Company has engaged in a series of capital market transactions which have established a balanced capital structure for WESCO that provides low-cost financing, staggered extended maturities, operating flexibility, an appropriate blend of fixed and variable rate debt and significant liquidity. Our latest transaction, completed early in this quarter, was to revise and improve our annual Accounts Receivable Securitization facility. The new $300 million facility offers very competitive low-cost financing and includes a unique feature whereby $135 million of the total facility is provided under a three-year term with the remaining $165 million under a one-year term. Our available borrowing capacity was approximately $185 million as of September 30, 2003."

         WESCO's Chairman and Chief Executive Officer, Roy W. Haley, commented, "WESCO, through its 350 branches and 1,100 outside salespeople, is closely aligned to major industrial and commercial construction market segments throughout North America, and we are monitoring economic market conditions closely. We are pleased to see signs of market stabilization, including certain areas of growth. The Company is committed to its business strategy and is optimistic about its prospects, despite the challenges presented by the prolonged economic downturn. We continue to make steady progress in our performance including improvements in margins, cash generation and overall profitability. Further performance gains are expected to be realized based on the success of our LEAN Enterprise initiatives focused on selling performance, customer service capabilities, and cost efficiencies."


                                      # # #

Teleconference

WESCO will conduct a teleconference to discuss the third quarter earnings as described in this News Release on October 22, 2003, at 11:00 a.m. E.D.T. The conference call will be broadcast live over the Internet and can be accessed at http://www.shareholder.com/wesco/medialist.cfm) or from the Company's home page at (http://www.wescodist.com). The conference call will be archived on this Internet site for seven days.



                                      # # #

WESCO International, Inc. [NYSE: WCC] is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation's largest provider of integrated supply services with 2002 annual product sales of approximately $3.3 billion. The Company employs approximately 5,400 people, maintains relationships with 24,000 suppliers, and serves more than 100,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates five fully automated distribution centers and 350 full-service branches in North America and selected international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.


                                      # # #


The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as well as the Company's other reports filed with the Securities and Exchange Commission.

                            WESCO INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    ($ in millions, except per share amounts)
                                   (unaudited)

                                                THREE MONTHS ENDED             THREE MONTHS ENDED
                                                SEPTEMBER 30, 2003             SEPTEMBER 30, 2002
                                                -------------------            -------------------
Net sales                                                  $825.6                         $852.9
Cost of sales                                               671.9                          706.4
                                                           ------                         ------
   Gross Profit                                             153.7   18.6%                  146.5   17.2%
Selling, general & admin. expenses                          124.7   15.1%                  123.2   14.4%
Depreciation & amortization                                   5.1                            5.0
                                                           ------                         ------
   Income from operations                                    23.9    2.9%                   18.3    2.1%
Interest expense, net                                        10.6                           10.7
Loss on debt extinguishment                                   0.8                              -
Other expense                                                 0.7                            1.8
                                                           -------                        ------
   Income before income taxes                                11.8    1.4%                    5.8    0.7%
Provision (benefit) for income taxes                          3.4                           (3.2)
                                                           ------                         ------
   Net income                                              $  8.4    1.0%                 $  9.0    1.1%
                                                           ======                         ======

Diluted earnings per common share:
   Net Income                                              $ 0.18                         $ 0.19
   Weighted Average Shares Outstanding                       46.9                           46.9


                                                 NINE MONTHS ENDED              NINE MONTHS ENDED
                                                SEPTEMBER 30, 2003             SEPTEMBER 30, 2002
                                                ------------------             ------------------
Net sales                                                 $2,436.6                       $2,510.3
Cost of sales                                              1,986.6                        2,068.7
                                                          --------                       --------
   Gross Profit                                              450.0   18.5%                  441.6   17.6%
Selling, general & admin. expenses                           373.3   15.3%                  368.6   14.7%
Depreciation & amortization                                   15.4                           14.6
                                                          --------                       --------
   Income from operations                                     61.3    2.5%                   58.4    2.3%
Interest expense, net                                         31.4                           32.8
Loss on debt extinguishment                                    0.8                            1.1
Other expense                                                  3.4                            4.9
                                                          --------                       --------
   Income before income taxes                                 25.7    1.1%                   19.6    0.8%
Provision for income taxes                                     5.1                            1.2
                                                          --------                       --------
   Net income                                             $   20.6    0.8%               $   18.4    0.7%
                                                          ========                       ========

Diluted earnings per common share:
   Net Income                                             $   0.44                       $   0.39
   Weighted Average Shares Outstanding                        46.7                           46.9


                            WESCO INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    ($ in millions, except per share amounts)
                                   (unaudited)

                       ASSETS                                  SEPTEMBER 30, 2003           DECEMBER 31, 2002
                                                               ------------------           -----------------
CURRENT ASSETS
      Cash and cash equivalents                                        $     30.3                  $     22.6
      Trade accounts receivable                                             300.7                       182.2
      Inventories, net                                                      323.6                       338.8
      Prepaid expenses and other current assets                              28.7                        33.4
                                                                       ----------                  ----------
         Total current assets                                               683.3                       577.0
Total other assets                                                          470.2                       438.1
                                                                       ----------                  ----------
         Total assets                                                  $  1,153.5                  $  1,015.1
                                                                       ==========                  ==========

      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable                                                 $    381.4                  $    346.5
      Other current liabilities                                              96.6                        51.9
                                                                       ----------                  ----------
         Total current liabilities                                          478.0                       398.4

Long-term debt (See Note)                                                   430.5                       412.2
Other non-current liabilities                                                49.3                        35.2
                                                                       ----------                  ----------
         Total liabilities                                                  957.8                       845.8

STOCKHOLDERS' EQUITY:
         Total stockholders' equity                                         195.7                       169.3
                                                                       ----------                  ----------
         Total liabilities and stockholders' equity                    $  1,153.5                  $  1,015.1
                                                                       ==========                  ==========

Note: Trade accounts receivable and long-term debt have each been reduced by $205 million and $293 million as of September 30, 2003 and December 31, 2002, respectively, in accordance with WESCO's accounting for its Accounts Receivable Securitization facility. In addition, the carrying value of long-term debt increased by $2.1 million during the nine months ended September 30, 2003 as a result of non-cash amortization of discounts associated with the Company's Senior Notes.

                            WESCO INTERNATIONAL, INC.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
                                 ($ in millions)
                                   (unaudited)

                                                   SEPTEMBER 30, 2003         JUNE 30, 2003         DECEMBER 31, 2002
                                                   ------------------         -------------         -----------------
  Total debt                                                   $432.6                $450.3                    $418.0
  Plus:  A/R Securitization                                     205.0                 225.0                     293.0
  Less:  Cash and cash equivalents                              (30.3)                (33.2)                    (22.6)
                                                               ------                ------                    ------
     Total indebtedness (including A/R
        Securitization Program), net of cash
        (See Note)                                             $607.3                $642.1                    $688.4
                                                               ======                ======                    ======


Note: Total indebtedness (including A/R Securitization Program), net of cash is provided by the Company as an additional measure of the Company's indebtness. Generally accepted accounting principles require that this financing facility be presented off-balance sheet. As management internally evaluates the A/R Securitization facility as an additional form of indebtedness, management believes it is helpful to provide the readers of its financial statements an evaluation of its total indebtedness from all sources of financing. Cash and cash equivalents are deducted from this total to determine total indebtedness (including A/R Securitization Program), net of cash. This amount represents the Company's net obligation due under all of its financing facilities.

                                      # # #